                                                                     EXHIBIT 4.3




                                                                       Exhibit B

                            FORM OF RIGHT CERTIFICATE

Certificate No. R                                                 ________Rights

         NOT EXERCISABLE AFTER FEBRUARY 26, 2009, OR EARLIER IF
         REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                                UTI Energy Corp.

         This certifies that _________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 26, 1999 (the "Rights Agreement"), between UTI Energy Corp., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as defined in the Rights Agreement) on February 26, 2009, at the principal offices of the Rights Agent, or at the offices of its successor as Rights Agent, one one-thousandth interest in one share of Series I Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $42.50 per one one-thousandth interest in a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandth interests in a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 26, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandth interests in a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates


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surrendered shall have entitled such holder to purchase. If this Right
Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right payable in cash, Preferred Shares or other consideration or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.001 per share.

         No fractional interests in Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings, proceedings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of                       ,     .
                     ---------------------- -----


                                             UTI ENERGY CORP.

                                             By
                                               --------------------------------

                                             ----------------------------------
Countersigned:


                                             By
                                               --------------------------------

                                             ----------------------------------

                                                       Authorized Signature





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                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE



                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED_________________________ hereby sells, assigns and transfers unto______
                  (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated:                    ,     .
               --------------------  ----




                                        --------------------------------------
                                                       Signature


Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934.


================================================================================

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.



                                        --------------------------------------
                                                       Signature


================================================================================




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             FORM OF REVERSE SIDE OF RIGHT CERTIFICATE -- CONTINUED


                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)


To:  UTI Energy Corp.

         The undersigned hereby irrevocably elects to exercise___________ Rights represented by this Right Certificate to purchase the interests in Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such interests in Preferred Shares be issued in the name of:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:



--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)



Dated:                    ,     .
      --------------------  ----




                                        --------------------------------------
                                                       Signature

Signature Guarantee:

         Signatures must be guaranteed by an "eligible guarantor institution" (such as a bank, stockbroker, credit union or savings association) pursuant to Rule 17Ad-15 of the Rules and Regulations of the Securities Exchange Act of 1934.





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             FORM OF REVERSE SIDE OF RIGHT CERTIFICATE -- CONTINUED

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.


                                       ---------------------------------
                                                  Signature


--------------------------------------------------------------------------------

                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.




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